Exhibit 99.1
MOTHER EARTH’S STOREHOUSE, INC.
AUDITED FINANCIAL STATEMENTS
As of and for the years ended December 31, 2021 and 2020

INDEPENDENT AUDITOR’S REPORT

To the Shareholders of
     Mother Earth’s Storehouse, Inc.

Report on the Audit of the Financial Statements
Opinion
We have audited the financial statements of Mother Earth's Storehouse, Inc. (an S-corporation) (the “Company”), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of income, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Mother Earth's Storehouse, Inc. as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Mother Earth's Storehouse, Inc. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Subsequent Event
As discussed in Note 1 to the financial statements, on February 8, 2022, the Company sold all of its operations. The sale represents a significant portion of the Company’s total assets and all of the Company’s operations. Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Mother Earth's Storehouse, Inc.’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than from one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Mother Earth's Storehouse, Inc.’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Mother Earth's Storehouse, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The Schedules of Store Operating Expenses, Employee Costs, and General and Administrative Expenses are presented for purposes of additional analysis and are not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

/s/ UHY LLP
Hudson, New York
April 8, 2022

MOTHER EARTH’S STOREHOUSE, INC.
BALANCE SHEETS
December 31, 2021 and 2020

           MOTHER EARTH’S STOREHOUSE, INC.
        STATEMENTS OF INCOME
For the years ended December 31, 2021 and 2020

2021	2020
Sales, net	$ 14,292,166	$ 17,034,222
Cost of sales	9,389,790	11,098,441
Gross profit	4,902,376	5,935,781
Operating costs:		
General and administrative expenses	306,274	471,199
Employee costs	2,760,397	3,414,863
Store operations	829,412	1,089,580
Depreciation	146,437	199,896
Total operating costs	4,042,520	5,175,538
Income from operations	859,856	760,243
Other income (expenses):		
Rental income	18,600	16,865
Interest income	4,346	5,781
Loss from sale of property	-	(52,530)
Forgiveness of paycheck protection program (PPP) loan	669,500	-
Other	(13,932)	-
Total other income (expenses)	678,514	(29,884)
Net income	$ 1,538,370	$ 730,359

MOTHER EARTH’S STOREHOUSE, INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
For the years ended December 31, 2021 and 2020

MOTHER EARTH’S STOREHOUSE, INC.
STATEMENTS OF CASH FLOWS
   For the years ended December 31, 2021 and 2020

MOTHER EARTH’S STOREHOUSE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 1 – ORGANIZATION
Organization
Mother Earth’s Storehouse, Inc. (the “Company”) was founded in 1978 in Kingston, New York.
Mother Earths Storehouse, Inc. is a grocery store for organic and all-natural foods. The Company has two locations in Kingston and Saugerties, New York. A third location, in Poughkeepsie, New York, operated until September 30, 2020, when it was sold (see Note 9). On February 8, 2022, the Company’s operations were purchased in the form of an asset sale by Healthy Choice Markets 3, LLC.
Sale of Company Business
On February 8, 2022, the shareholders of the Company agreed to sell their business including the Kingston and Saugerties, New York store locations to a third-party for $5,300,000 subject to certain closing adjustments. Existing store leases were assigned to the buyer.
The shareholders of the Company are prohibited from operating a similar competitive business as defined in the sale agreement for a period of five years.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Accounting
The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures.
Cash and Cash Equivalents
For the purposes of the statement of cash flows, the Company considers all short-term investment securities purchased with a maturity of three months or less to be cash equivalents.
Revenue Recognition
The Company recognizes revenue at the point of sale.
Unredeemed Gift Cards
The Company sells gift cards with no expiration dates to customers. The Company records revenue at the point of sale and does not expect future gift card obligations to be material.
Sales returns and allowances
The Company does not expect future returns to be material, and consequently does not maintain an allowance for merchandise returns.
Income Taxes
Mother Earth’s Storehouse, Inc. has elected to be treated as an S Corporation for federal income tax purposes. No provision has been made for federal income taxes since S Corporations are not taxable entities. Individual partners/shareholders report their share of taxable income or loss in their personal tax returns.
The Company has evaluated any uncertain tax positions and related income tax contingencies and determined uncertain positions, if any, are not material to the financial statements, according to FASB ASC 740. Penalties and interest assessed by income taxing authorities are included in operating expenses, if incurred.  None of the Company’s current returns are under examination.
Under New York State S Corporation tax law, the Corporation is subject to an annual franchise tax.

Beginning in the year ended December 31, 2021, the Company elected to be subject to the New York State Pass-Through Entity Tax (the “PTET”). The Company must elect each year by March 15th if it chooses to be subject to the PTET for the given year. The PTET will grant each shareholder a tax credit on their respective individual NYS income tax returns. Any PTET owed is a joint liability of the Company and the controlling shareholder. Since the individual shareholders receive the benefit of a tax credit, the Company has treated the PTET as a distribution to the shareholders in the Statements of Changes in Shareholders’ Equity. PTET paid on behalf of shareholders for the years ended December 31, 2021 and 2020, was $102,750 and $0, respectively.

Inventories
Inventories are valued at the lower of cost (average cost method) or net realizable value. Inventories are comprised of perishable and non-perishable food items available for sale.
Property, Plant and Equipment
Property, plant and equipment is stated at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets. Expenditures for maintenance and repairs and minor renewals are charged to expense; betterments and major renewals are capitalized. Leasehold improvements are amortized over the lesser of the lease terms or the assets’ useful lives. Upon retirement or sale of assets, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to income.
Advertising Costs
The Company expenses advertising costs as they are incurred. They are presented as a component of store operating expenses. Advertising costs were $76,379 and $86,071 for the years ended December 31, 2021 and 2020, respectively.
Retirement Plan
The Company maintains a 401(k) plan. Under the terms of the 401(k) Plan, the employer makes up to 4% matching contributions. The plan will follow the Safe Harbor CODA in which a minimum contribution plan of 4% of salaries must be made by the Company each pay period. Plan contributions were $140,859 and $144,110 for the years ended December 31, 2021 and 2020, respectively.
Presentation of Sales Tax
The State of New York imposes sales taxes on all of the Company’s sales to nonexempt customers. The Company collects sales taxes from customers and remits the amounts to the state. The Company’s accounting policy is to exclude the tax collected and remitted to the State from revenues and expenses with the exception of excise taxes paid on purchases.
Subsequent Events
Subsequent events have been evaluated through April 8, 2022, which is the date the financial statements were available to be issued.

NOTE 3 – CONCENTRATION OF CREDIT AND MARKET RISK

Financial instruments that potentially expose the Company to concentration of credit and market risk consist primarily of cash equivalents and a note receivable. Cash is maintained at Federal Deposit Insurance Corporation insured financial institutions and credit exposure is limited to any one institution. As of December 31, 2021, cash and cash equivalents were in excess of FDIC insurance coverage by approximately $2,210,000.

The Company has a concentration with two of its vendors related to the purchase of inventory. Approximately 29% and 21% of purchases were made with these vendors during the year ended December 31, 2021. Approximately 31% and 21% of purchases were made with these vendors during the year ended December 31, 2020.

Accounts payable consists of balances due to vendors for inventory the Company sells in its stores as well as services rendered to the Company on or before the year-end which have not been paid as of the year-end. At December 31, 2021 and 2020, one vendor represented 58% and 50% of accounts payable, respectively.

As mentioned in Note 1, the Company has 2 store locations in Kingston and Saugerties, New York. Because of this, there is a concentration of market risk as the Company is reliant upon the continued support of customers in the Kingston and Saugerties, New York communities and surrounding areas.

The Company’s note receivable is due from one entity and is uncollateralized. The Company expects to collect this note in full during 2022.

NOTE 4 – NET SALES

Sales are net of returns and allowances and discounts. For the years ended December 31, sales were as follows:

NOTE 5 – PROPERTY, PLANT, AND EQUIPMENT

The Company provides for depreciation on a straight-line basis. Property, plant and equipment is comprised of the following at December 31, and estimated useful lives of the related assets are as follows:

Depreciation expense amounted to $146,437 and $199,896 for the years ended December 31, 2021 and 2020, respectively.

NOTE 6 – NOTE RECEIVABLE

As part of the sale of the Poughkeepsie store location in 2020 (see Note 9), the purchaser entered into a note for the remaining $175,000 of the purchase price payable to the Company. The note is receivable in monthly installments of $3,294, including principal and interest at a fixed rate of 5.00% through maturity of November 1, 2022, at which time a balloon payment is due. Upon maturity of the note, the remaining balance of unpaid principal and interest is due, payable in full. The balance of this note was $130,305 and $169,828 at December 31, 2021 and 2020, respectively.

NOTE 7 – DEBT

In April 2020, the Company applied for and received a loan from its bank in the amount of $669,500 through the Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”). In July 2021, the loan, including principal and interest was forgiven and considered repaid in full. The balance has been recorded as forgiveness of paycheck protection program loan for the year ended December 31, 2021 and a current liability as of December 31, 2020.

According to the rules of the SBA, the Company is required to retain PPP loan documentation for six years after the date the loan is forgiven or repaid in full, and permit authorized representatives of the SBA, including representatives of its Office of Inspector General, to access such files upon request. Should the SBA conduct such a review and reject all or some of the Company’s judgements pertaining to satisfying PPP loan eligibility or forgiveness conditions, the Company may be required to adjust previously reported amounts and disclosures in the financial statements.

NOTE 8 – LEASES

The Company leased store space under an operating lease at 1955 South Road in Poughkeepsie, NY. The lease was on a month-to-month basis at $14,709 per month and transferred to the assignee when the location was sold (see Note 9). The Company leased a second store space under an operating lease at 1200 Ulster Avenue, Route 9W, Kingston, NY. The lease called for an annual increase of 2% in monthly rental expense on the anniversary date in September.

Beginning September 1, 2021, monthly lease payments were $15,923. The lease term expires on August 31, 2029 with the option to extend an additional ten years. Subsequent to the year ended December 31, 2021, the lease was assigned to the buyers when the Company was sold.

Lease expense was $188,582 and $251,074 for the years ended December 31, 2021 and 2020, respectively.

NOTE 9 – SALE OF STORE LOCATION

On September 30, 2020, the Company sold its Poughkeepsie store location for $225,000. This amount includes a $175,000 note receivable (see Note 6). The calculation of the related gain from the sale was as follows:

NOTE 10 – SETTLEMENT

During the year ended December 31, 2020, the Company settled a litigation claim brought against it for $83,839, which was recorded as a settlement in general and administrative expenses.

SUPPLEMENTAL INFORMATION

MOTHER EARTH’S STOREHOUSE, INC.
SCHEDULES OF STORE OPERATING EXPENSES, EMPLOYEE COSTS, AND GENERAL AND ADMINISTRATIVE EXPENSES
For the years ended December 31, 2021 and 2020

2021	2020
STORE OPERATING EXPENSES		
Advertising	$ 76,379	$ 86,071
Automobile	-	10
Trade shows and other events	-	953
Laundry and uniforms	17,004	31,288
Licenses and permits	19,019	37,656
Materials and supplies	191,461	220,639
Outside services	22,840	30,480
Rent	188,582	251,074
Real estate taxes	67,008	92,869
Repairs and maintenance	121,467	181,828
Telephone	10,235	17,135
Travel	998	2,681
Utilities	114,419	136,896
Total store operating expenses	$ 829,412	$ 1,089,580
EMPLOYEE COSTS		
Salaries	$ 2,351,112	$ 2,952,896
Payroll taxes	211,372	252,875
Employee benefits	143,193	142,135
Insurance - WC	41,164	55,588
Insurance - DBL	13,556	11,369
Total employee costs	$ 2,760,397	$ 3,414,863
GENERAL AND ADMINISTRATIVE EXPENSES		
Bank and credit card fees	$ 214,477	$ 278,418
Corporation tax	750	3,750
Computer	9,226	7,459
Donations	479	444
Dues and subscriptions	9,899	13,121
Insurance	29,293	30,286
Miscellaneous	403	12,058
Settlement	-	83,839
Office	17,709	19,365
Profesional fees	24,038	22,171
Training	-	288
Total general and administrative expenses	$ 306,274	$ 471,199

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